                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 21, 2000
               Date of earliest event reported: November 21, 2000



                              PHOTON DYNAMICS, INC.
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)




              000-27234                              94-3007502
        (Commission File No.)            (IRS Employer Identification No.)



                 6352 SAN IGNACIO AVENUE, SAN JOSE, CA 95119-1202
               (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (408) 226-9900


                              -------------------

ITEM 5.    OTHER EVENTS

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         On September 27, 2000, Photon Dynamics, Inc. ("PDI" or the "Company") entered into an Acquisition Agreement for Plan of Arrangement (the "Arrangement") to acquire Image Processing Systems Inc. ("IPS"). In connection with the Arrangement, the Company has prepared unaudited combined condensed financial statements. The following unaudited pro forma combined condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") to give effect to the merger using the pooling of interests method of accounting. These unaudited pro forma combined condensed financial statements reflect certain assumptions deemed probable by management regarding the Arrangement (e.g., that share information used in the unaudited pro forma information approximates actual share information at the effective date). No adjustments to the unaudited pro forma combined condensed financial statements have been made to account for different possible results in connection with the foregoing, as management believes that the impact on such information of varying outcomes, individually or in the aggregate, would not be material.

         PDI has a fiscal year ending on September 30 and IPS has a fiscal year ending on March 31. If the Arrangement is consummated, the fiscal year of IPS will be conformed to that of PDI commencing with the fiscal year ending September 30, 2001. Accordingly, the unaudited pro forma combined statement of operations data combine PDI's historical results for the fiscal years ended September 30, 2000 and 1999 with IPS' historical results for the years ended September 30, 2000 and March 31, 2000, respectively, giving effect to the Arrangement as if it had occurred at the beginning of the earliest period presented. As a result, the results for IPS for the six months ended March 31, 2000 have been included in both pro forma combined condensed statements of operations. The unaudited pro forma combined balance sheet data combines PDI's consolidated balance sheet as of September 30, 2000 with IPS' consolidated balance sheet as of September 30, 2000, giving effect to the Arrangement as if it had occurred on September 30, 2000.

         These unaudited pro forma combined condensed financial statements are presented in accordance with U.S. GAAP. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of PDI and IPS, including the notes thereto, as contained in each company's annual report.

         The unaudited selected pro forma combined condensed financial information set forth below gives effect to the merger as a pooling of interests, assuming that 0.0447 shares of PDI common stock is issued in exchange for each share of IPS common stock.

         PDI and IPS estimate that they will incur direct transaction costs of approximately U.S. $1.4 million associated with the merger, which will be charged to operations upon consummation of the merger. In addition, it is expected that following the merger, the combined company will incur additional costs, which cannot currently be estimated, associated with integrating the operations of the two companies. Integration-related costs are not included in the accompanying unaudited pro forma combined condensed financial statements.

         Unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the beginning of the earliest period presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of PDI and IPS and notes thereto. These unaudited pro forma combined condensed financial statements do not incorporate, nor do they assume, any anticipated benefits from cost savings or synergies of operations of the combined company.

             PHOTON DYNAMICS, INC. AND IMAGE PROCESSING SYSTEMS INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                              AT SEPTEMBER 30, 2000
                                   (UNAUDITED)
                     EXPRESSED IN THOUSANDS OF U.S. DOLLARS



                                                                         PRO FORMA      PRO FORMA
                                           PDI               IPS        ADJUSTMENTS      COMBINED
                                       ------------    --------------   -----------    ------------
ASSETS
Current assets:
  Cash and cash equivalents            $     8,389       $     1,334    $         -    $     9,723
  Short-term investments                    93,003                 -              -         93,003
  Accounts receivable, net                  22,478             2,350              -         24,828
  Inventories                               13,090             3,433              -         16,523
  Other current assets                       1,375             1,135              -          2,510
                                       -----------       -----------    -----------    -----------
     Total current assets                  138,335             8,252              -        146,587

     Property, equipment and
       leasehold improvements, net           2,568             1,543              -          4,111
     Other assets                            1,354               702              -          2,056
                                       -----------       -----------    -----------    -----------
     Total assets                      $   142,257       $    10,497    $         -    $   152,754
                                       ===========       ===========    ===========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                     $     5,289       $     3,059    $        -     $     8,348
  Other current liabilities                 10,267                46             -          10,313
  Accrued transaction costs                      -                 -         1,400           1,400
  Deferred revenue and customer                146             1,738             -           1,884
                                       -----------       -----------    -----------    -----------
     Total current liabilities              15,702             4,843         1,400          21,945

  Other liabilities                              -               409             -             409
                                       -----------       -----------    -----------    -----------
     Total liabilities                      15,702             5,252         1,400          22,354

Shareholders' equity:
  Common stock                             134,728            24,995             -         159,723
  Accumulated deficit                       (8,176)          (19,750)       (1,400)        (29,326)
  Accumulated other comprehensive
     income                                      3                 -             -               3
                                       -----------       -----------    -----------    -----------
     Total shareholders' equity            126,555             5,245        (1,400)        130,400
                                       -----------       -----------    -----------    -----------
     Total liabilities and
     shareholders' equity              $   142,257       $    10,497    $        -     $   152,754
                                       ===========       ===========    ===========    ===========


See accompanying notes to unaudited pro forma combined condensed financial statements.

             PHOTON DYNAMICS, INC. AND IMAGE PROCESSING SYSTEMS INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)
          EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA

                                                                                          PRO FORMA
                                                              PDI           IPS            COMBINED
                                                     ----------------------------------------------
Revenue                                                $      82,234   $   12,523     $     94,757

Cost of revenue                                               43,336        7,288           50,624
                                                     ----------------------------------------------
Gross margin                                                  38,898        5,235           44,133

Operating expenses:
      Research and development                                11,774        2,422           14,196
      Selling, general and administrative                     12,448        4,075           16,523
      Non-recurring acquisition charges                          860            -              860
                                                     ----------------------------------------------
Total operating expenses                                      25,082        6,497           31,579
                                                     ----------------------------------------------
Income (loss) from operations                                 13,816       (1,262)          12,554

Interest income and other, net                                 4,175           44            4,219
                                                     ----------------------------------------------
Income (loss) before income taxes                             17,991       (1,218)          16,773

Provision for income taxes                                     3,238            -            3,238
                                                     ----------------------------------------------
Net income (loss)                                      $      14,753   $   (1,218)    $     13,535
                                                     ==============================================
Basic earnings (loss) per share                        $        1.35   $    (1.21)    $       1.13
                                                     ==============================================
Diluted earnings (loss) per share                      $        1.23   $    (1.21)    $       1.04
                                                     ==============================================
Shares used in computing
    basic earnings (loss) per share                           10,941        1,008           11,949

Shares used in computing
    diluted earnings (loss) per share                         11,958        1,008           13,050



See accompanying notes to unaudited pro forma combined condensed financial statements.

             PHOTON DYNAMICS, INC. AND IMAGE PROCESSING SYSTEMS INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1999
                                   (UNAUDITED)
          EXPRESSED IN THOUSANDS IN U.S. DOLLARS, EXCEPT PER SHARE DATA

                                                                YEAR ENDED          YEAR ENDED
                                                              SEPTEMBER 30,          MARCH 31,
                                                                   1999                2000
                                                        ----------------------------------------
                                                                                                        PRO FORMA
                                                                       PDI                IPS            COMBINED
                                                        ----------------------------------------------------------
  Revenue                                                   $         45,431    $        16,580     $     62,011

  Cost of revenue                                                     25,573              8,818           34,391
                                                        ---------------------------------------------------------
  Gross margin                                                        19,858              7,762           27,620

  Operating expenses:
        Research and development                                       5,943              2,204            8,147
        Selling, general and administrative                           11,140              4,696           15,836
                                                        ---------------------------------------------------------
  Total operating expenses                                            17,083              6,900           23,983
                                                        ---------------------------------------------------------
  Income from operations                                               2,775                862            3,637

  Interest income and other, net                                         171               (17)              154
                                                        ---------------------------------------------------------
  Income before income taxes                                           2,946                845            3,791

  Provision for income taxes                                             673                  -              673
                                                        ---------------------------------------------------------
  Net income                                                $          2,273    $           845     $      3,118
                                                        =========================================================
  Basic earnings per share                                  $           0.24    $          0.94     $       0.31
                                                        =========================================================
  Diluted earnings per share                                $           0.23    $          0.87     $       0.29
                                                        =========================================================

  Shares used in computing basic earnings per share                    9,282                896           10,178

  Shares used in computing diluted earnings per share                  9,935                974           10,909


See accompanying notes to unaudited pro forma combined condensed financial statements.

             PHOTON DYNAMICS, INC. AND IMAGE PROCESSING SYSTEMS INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS



NOTE 1 - PERIODS COMBINED

         The consolidated balance sheet of Photon Dynamics, Inc. ("PDI") as of September 30, 2000 has been combined with the consolidated balance sheet of Image Processing Systems Inc. ("IPS") as of September 30, 2000. The PDI consolidated statements of operations for the years ended September 30, 2000 and 1999 have been combined with the IPS consolidated statements of operations for the years ended September 30, 2000 and March 31, 2000, respectively. The unaudited combined condensed statements of operations for the years ended September 30, 2000 and 1999 both include the IPS results of operations for the six months ended March 31, 2000. The results of operations for those six months are summarized as follows (in thousands of U.S. dollars):

                                                  Unaudited
                                                  ---------
                        Revenue...................  $7,050

                        Operating income..........  $   14

                        Net income................  $  (15)


NOTE 2 - MERGER COSTS

         PDI and IPS estimate they will incur direct transaction costs of approximately U.S. $1.4 million associated with the merger, consisting primarily of fees for investment banking, filings with regulatory agencies, legal, accounting, financial printing and other related costs. These non-recurring costs will be charged to operations in the fiscal quarter in which the merger is consummated. The unaudited pro forma combined balance sheet gives effect to such charges as if they had been incurred as of September 30, 2000, but the effects of these costs have not been reflected in the unaudited pro forma combined statements of operations as they are non-recurring in nature. It is expected that substantially all of the costs will be paid out of existing cash reserves within six to twelve months after the consummation of the merger.

         In addition, it is expected that following the merger, the combined company will incur additional costs, which cannot currently be estimated, associated with integrating the operations of the two companies.
Integration-related costs are not included in the accompanying unaudited pro forma combined condensed financial statements.

NOTE 3 - CONVERSION OF IPS TO U.S. GAAP

         These unaudited pro forma combined financial statements have been prepared in accordance with U.S. GAAP, which in the case of IPS, conforms in all material respects with Canadian generally accepted accounting principles ("Canadian GAAP"), except as follows:

(a) The combined company has applied the Financial Accounting Standards Board Statement No. 128, EARNINGS PER SHARE ("FAS 128"), concerning the presentation of earnings per share under U.S. GAAP. Under FAS 128 the earnings (loss) per share is calculated using the weighted average number of common and common equivalent shares during the year using the treasury stock method to account for stock options outstanding. (see Note 5)

(b) The combined company has accounted for capitalization of certain research and development costs according to the Financial Accounting Standards Board Statement No. 86, ACCOUNTING FOR THE COSTS OF SOFTWARE TO BE SOLD, LEASED, OR OTHER-WISE MARKETED ("FAS 86"). Under FAS 86 no costs would be capitalized. While under Canadian GAAP, some development costs would be capitalized. Due to this difference, the September 30, 2000 IPS balance sheet reflects a decrease in other assets and an increase in the accumulated deficit of U.S. $601,000 because of the additional charges to research and development expenses in prior years. In addition, research and development expenses in the statement of operations of IPS have been decreased by U.S. $335,000 and U.S. $374,000 due to the amortization of costs for years ended September 30, 2000 and March 31, 2000, respectively. There were no costs capitalized for the years ended September 30, 2000 and March 31, 2000.

NOTE 4 - CONVERSION OF IPS TO U.S. DOLLARS

         The historical consolidated financial statements of IPS were prepared under Canadian GAAP in Canadian dollars. For these unaudited pro forma combined financial statements, the historical financial information of IPS has been converted to U.S. dollars using the September 30, 2000 exchange rate for the balance sheet and the average exchange rates for the statements of operations for the years ended September 30, 2000 and March 31, 2000, respectively.

NOTE 5 - PRO FORMA EARNINGS (LOSS) PER SHARE

         The unaudited pro forma combined earnings (loss) per share amounts are based upon the weighted average number of common and dilutive equivalent shares of PDI and IPS outstanding at the exchange ratio for each period.

         The following table reconciles the number of shares used in the pro forma earnings per share computations to the numbers set forth in PDI's and IPS' historical statements of operations (in thousands, except for exchange ratio):


                                                                               YEAR ENDED SEPTEMBER 30,
                                                                                2000                1999
                                                                                ----                ----
Weighted average shares used in basic earnings per share computation:

Historical IPS                                                                  22,561            20,038
Exchange ratio                                                                  0.0447            0.0447
                                                                         -------------------- -----------------
IPS shares of PDI common stock                                                   1,008               896
Historical PDI                                                                  10,941             9,282
                                                                         -------------------- -----------------
Pro forma combined - basic                                                      11,949            10,178
                                                                         -------------------- -----------------
Pro forma combined earnings per share - basic                                    $1.13             $0.31
                                                                         -------------------- -----------------
Weighted average shares used in diluted earnings per share computation:
Pro forma combined - basic                                                      11,949            10,178

Dilutive IPS securities                                                          1,884             1,751
Exchange ratio                                                                  0.0447            0.0447
                                                                         -------------------- -----------------
                                                                                    84                78
                                                                         -------------------- -----------------
                                                                                12,033            10,256
                                                                         -------------------- -----------------
Dilutive PDI securities                                                          1,017               653
                                                                         -------------------- -----------------
Pro forma combined - diluted                                                    13,050            10,909
                                                                         -------------------- -----------------
Pro forma combined earnings per share - diluted                                  $1.04             $0.29
                                                                         -------------------- -----------------


QUARTERLY RESULTS OF OPERATIONS

         The following table presents unaudited consolidated statement of operations data for each of the eight quarters ended September 30, 2000, as well as such data expressed as a percentage of revenue. We believe that all necessary adjustments have been included to present fairly the quarterly information when read in conjunction with the historical consolidated financial statements of the two companies. The operating results for any quarter are not necessarily indicative of the results for any subsequent quarter.


                                                                         QUARTERS ENDED
                                        --------------------------------------------------------------------------------------
                                        DEC. 31,  MAR. 31,  JUN. 30,  SEP. 30,      DEC. 31,   MAR. 31,  JUN. 30,   SEP. 30,
                                           1998      1999     1999       1999          1999       2000     2000        2000
                                        --------- --------- --------- ---------     ---------- --------- ---------- ----------
                                                     (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)
Revenue                                 $  12,214  $ 14,146 $  16,312 $  19,339      $ 19,483   $ 23,610  $ 25,288   $ 26,376

Cost of revenue                             6,964     7,865     8,376    11,186        10,160     13,330    13,464     13,670
                                        --------- --------- --------- ----------    ---------- --------- ---------- ----------
Gross margin                                5,250     6,281     7,936     8,153         9,323     10,280    11,824     12,706

Operating expenses:
  Research and development                  1,974     1,943     2,209     2,021         2,742      3,044     3,853      4,557
  Selling, general and administrative       4,250     3,706     3,823     4,057         3,718      4,154     4,356      4,295
  Non-recurring acquisition
     charges                                    -         -         -         -           860          -         -          -
                                        --------- --------- --------- ----------    ---------- --------- ---------- ----------
        Total operating expenses            6,224     5,649     6,032     6,078         7,320      7,198     8,209      8,852
Income (loss) from operations                (974)      632     1,904     2,075         2,003      3,082     3,615      3,854
Interest income and other, net                 43        12       (15)      114             1        919     1,627      1,672
                                        --------- --------- --------- ----------    ---------- --------- ---------- ----------
Income (loss) before income taxes            (931)      644     1,889     2,189         2,004      4,001     5,242      5,526
Provision (benefit) for income taxes          (46)      110       319       290           390        730     1,000      1,118
                                        --------- --------- --------- ----------    ---------- --------- ---------- ----------
Net income (loss)                       $    (885) $    534 $   1,570  $  1,899      $  1,614   $  3,271  $  4,242  $   4,408
                                        ========= ========= ========= ==========    ========== ========= ========== ==========

Basic earnings (loss) per share         $   (0.09) $   0.05 $    0.15  $   0.18      $   0.15   $   0.28  $   0.33  $    0.34
                                        ========= ========= ========= ==========    ========== ========= ========== ==========
Diluted earnings (loss) per share       $   (0.09) $   0.05 $    0.14  $   0.16      $   0.14   $   0.25  $   0.31  $    0.32
                                        ========= ========= ========= ==========    ========== ========= ========== ==========
Shares used in computing
    basic earnings (loss) per share         9,956    10,082    10,231    10,443        10,548     11,646    12,724     12,884

Shares used in computing
    diluted earnings (loss) per share       9,956    10,641    11,098    11,577        11,657     13,054    13,761     13,760


                                                                            QUARTERS ENDED
                                        --------------------------------------------------------------------------------------
                                        DEC. 31,  MAR. 31,  JUN. 30,  SEP. 30,      DEC. 31,   MAR. 31,  JUN. 30,   SEP. 30,
                                           1998      1999     1999       1999          1999       2000     2000        2000
                                        ---------  -------- -------- ----------    ---------- --------- ---------- ----------
                                                                 (PERCENTAGE OF  REVENUE)
Revenue                                    100.0%    100.0%    100.0%    100.0%        100.0%     100.0%    100.0%     100.0%

Cost of revenue                             57.0      55.6      51.3      57.8          52.1       56.5      53.2       51.8
                                        ---------  -------- --------- ----------    ---------- --------- ---------- ----------
Gross margin                                43.0      44.4      48.7      42.2          47.9       43.5      46.8       48.2

Operating expenses:
  Research and development                  16.2      13.7      13.6      10.5          14.1       12.9      15.3       17.3
  Selling, general and administrative       34.8      26.2      23.4      21.0          19.1       17.6      17.2       16.3
  Non-recurring acquisition
     charges                                   -         -         -         -           4.4          -        -           -
                                        ---------  -------- --------- ----------    ---------- --------- ---------- ----------
     Total operating expenses               51.0      39.9      37.0      31.5          37.6       30.5      32.5       33.6
Income (loss) from operations               (8.0)      4.5      11.7      10.7          10.3       13.0      14.3       14.6
Interest income and other, net               0.4       0.1      (0.1)      0.6              -       3.9       6.4        6.3
                                        ---------  -------- --------- ----------    ---------- --------- ---------- ----------
Income (loss) before income taxes           (7.6)      4.6      11.6      11.3          10.3       16.9      20.7       20.9
Provision (benefit) for income taxes        (0.4)      0.8       2.0       1.5           2.0        3.1       3.9        4.2
                                        ---------  -------- --------- ----------    ---------- --------- ---------- ----------
Net income (loss)                           (7.2)%     3.8%      9.6%      9.8%          8.3%      13.8%     16.8%      16.7%
                                        ========== ======== ========= ==========    ========== ========= ========== ==========


ITEM 7. EXHIBITS

           The following Exhibits are filed as part of this report:

       2.1(3) Acquisition Agreement for Plan of Arrangement By and Among the Registrant, Photon Dynamics Nova Scotia Company and
                  Image Processing Systems Inc., dated September 27, 2000

       4.1(1)     Restated Articles of Incorporation, as amended, of Registrant

       4.2(2)     Bylaws of Registrant


(1) Incorporated by reference to Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission ("SEC") on November 15, 1995.

(2) Incorporated by reference to Registrant's Form 10-KSB filed with the SEC on December 18, 1998.

(3) Incorporated by reference to Registrant's Registration Statement on Form S-3 filed with the SEC on November 7, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      PHOTON DYNAMICS, INC.


Dated:  November 21, 2000             By: /s/ Richard L. Dissly
                                          --------------------------------------
                                          Richard L. Dissly
                                          Chief Financial Officer and Secretary

                                INDEX TO EXHIBITS

       2.1(3) Acquisition Agreement for Plan of Arrangement By and Among the Registrant, Photon Dynamics Nova Scotia Company and Image
                  Processing Systems Inc., dated September 27, 2000

       4.1(1)     Restated Articles of Incorporation, as amended, of Registrant

       4.2(2)     Bylaws of Registrant


(1) Incorporated by reference to Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission ("SEC") on November 15, 1995.

(2) Incorporated by reference to Registrant's Form 10-KSB filed with the SEC on December 18, 1998.

(3) Incorporated by reference to Registrant's Registration Statement on Form S-3 filed with the SEC on November 7, 2000.